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                                                                    EXHIBIT 10.6

                     SPLIT DOLLAR LIFE INSURANCE AGREEMENT

     This SPLIT DOLLAR LIFE INSURANCE AGREEMENT ("Agreement") is made as of April 6, 1992, by and between CROWLEY MARITIME CORPORATION, a Delaware corporation (the "Corporation"), and THOMAS B. CROWLEY, JR., (the "Employee").

                                    RECITALS

     1. The Employee owns certain policies of insurance on the life of the survivor of Thomas B. Crowley, father of the Employee, and, Molly Crowley, spouse of said Thomas B. Crowley (the "Insureds"), as shown on Schedule A hereto (each such policy being referred to herein as the "Policy");

     2. The Corporation and the Employee desire to have an agreement outlining their respective obligations with respect to the Policy; and

     3. The parties intend this Agreement to constitute a plan of split dollar life insurance under Revenue Rulings 64-328 and 66-110.

     Now, Therefore, in consideration of the good and valuable consideration referred to herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Ownership Of The Policy.

             (a) The Employee is the sole owner of the
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Policy, retains all rights in the Policy and may exercise all incidents of ownership with respect thereto without the Corporation's consent.

               (b) The Corporation is not and shall not become an owner of the Policy and shall have no rights, interests or security whatsoever in the Policy or its proceeds.

          2. Premium Payments.

               (a) The Corporation shall pay the entire premium on the Policy on or before the date said premium is due or the end of the grace period allowed for the payment of premiums.

               (b) Until this Agreement is terminated, the Employee shall pay to the Corporation each year an amount equal to the economic benefit to the Employee with respect to the Policy as determined under applicable Internal Revenue Service rulings.

          3. Termination Of This Agreement. This Agreement shall terminate upon the first to occur of any one of the following events (the "Termination Event"):

               (a) upon surrender of the Policy by the Employee to the issuer of the Policy;

               (b) if the Employee fails to make any payment required pursuant to paragraph 2(b) of this Agreement within 60 days after notice from the Corporation of the amount due;

               (c) at the option of the Corporation if the Employee ceases to be employed by the Corporation; or




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          (d) bankruptcy, insolvency or dissolution of the Corporation.

     4.   Rights Upon Termination. Upon the termination of this Agreement.

          (a) the obligations of the Corporation to pay the premiums on the Policy shall cease; and

          (b) within 30 days after the Termination Event, the Employee shall pay to the Corporation an amount equal to the lesser of (i) the Policy cash surrender value or (ii) the amounts paid by the Corporation pursuant to paragraph 2(a) of this Agreement (reduced by any payments made by the Employee under paragraph 2(b)).

     5. Rights Upon Death of Insureds. Unless this Agreement is sooner terminated as provided in this Agreement, within 30 days after the death of the surviving Insured under the Policy, the Employee shall pay to the Corporation an amount equal to the amounts paid by the Corporation pursuant to paragraph 2(a) of this Agreement (reduced by any payments made by the Employee under paragraph 2(b)).

     6. Insurer Not a Party. The issuer of the Policy is not a party to this Agreement for any purpose, shall not be obligated to inquire into the distribution of any monies payable or paid by it under the Policy and shall be fully discharged from any and all liability under the terms of the Policy upon payment or other performances in accordance with the terms of the Policy.

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         7.  Governing Law.  This Agreement shall be governed by the laws of the
State of California.

         8. Entire Agreement. The Corporation and the Employee each warrant that no promise, inducement or agreement not contained or referred to herein has been made to it or him or by it or him in connection with this Agreement.

         9. ERISA Provisions. The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement. The policy for funding the obligations under this Agreement shall be the payment of premiums on the Policy.

        10. Binding Effect. This Agreement is binding upon and inures to the benefit of the Corporation and the Employee and their representatives, agents, servants, employees, heirs, successors, executors, administrators, attorneys, partners, insurers, stockholders, predecessors and assigns.

             IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.


                                         CROWLEY MARITIME CORPORATION


                                         BY:     [ILLEGIBLE}
                                            --------------------------
                                                             President



                                            /s/ THOMAS B. CROWLEY, JR.
                                            --------------------------
                                              Thomas B. Crowley, Jr.
                                                              Employee




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                                   SCHEDULE A
                                   ----------
        (Policies on Life of the Survivor of Thomas B. and Molly Crowley)


     Insurance                    Policy                     Face
      Company                 Description/No.               Amount
     ---------                ---------------               ------

New York Life               Survivorship Whole Life
  Insurance Co.               No. 44 523 467              $20,000,000

John Hancock Mutual         Estate Protection
  Life Insurance Co.          No. 80 008 303              $15,000,000

Prudential Insurance        Survivorship Select
  Co. of America              No. 79 772 751              $ 7,000,000

Manufacturers Life          Survivorship
  Insurance Co.               No. 5,128,621-9             $ 5,000,000

Confederation Life          Joint & Last Survivor II
  Insurance Co.               No. 5 412 252               $ 3,000,000